EXHIBIT 32.2

In accordance with Exchange Act Rules 13a-14(f) and 15d-14(f), this certification does not relate to Interactive Data Files or XBRL-Related Documents as defined in Rule 11 of Regulation S-T.

CERTIFICATION BY CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K for the year ended December 31, 2009 of The PNC Financial Services Group, Inc. (Corporation) as filed with the Securities and Exchange Commission on the date hereof (Report), I, Richard J. Johnson, Executive Vice President and Chief Financial Officer of the Corporation, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation for the dates and periods covered by the Report.

This certificate is being made for the exclusive purpose of compliance by the Chief Financial Officer of the Corporation with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and may not be used by any person or for any reason other than as specifically required by law.

/s/ RICHARD J. JOHNSON
Richard J. Johnson
Executive Vice President and Chief Financial Officer
March 10, 2010